EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of PEDEVCO Corp. of our report dated January 9, 2024, entitled “PEDEVCO Corp. Interests – Various Oil and Gas Properties in Colorado, New Mexico and Wyoming – Total Proved Reserves as of December 31, 2023.” We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Cawley, Gillespie & Associates, Inc.

Texas Registered Engineering Firm F-693

By:
Name:	W. Todd Brooker
Title:	President

Cawley, Gillespie & Associates, Inc.

6500 River Place Blvd, Suite 3-200

Austin, Texas 78730

September 11, 2024